Exhibit 99.2

Target Award Percentages under Red Hat, Inc.’s Executive Variable Compensation Plan for the Fiscal Year

Ending February 28, 2017

Name of Executive	FY2017 EVCP Target Award Percentages
James M. Whitehurst	150%
Frank Calderoni	100%
Paul Cormier	100%
Arun Oberoi	100%
Michael Cunningham	80%